UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2020

THE TJX COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-04908	04-2207613
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

770 Cochituate Road, Framingham, Massachusetts  01701
(Address of principal executive offices) (Zip Code)

(508) 390-1000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TJX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01.         Regulation FD Disclosure.

On March 19, 2020, The TJX Companies, Inc. (the “Company”) issued a press release providing an update related to the COVID-19 pandemic, including the closing of its stores for two weeks as well as the closing of certain of its online businesses, distribution centers and offices, the drawing down of $1 billion from its revolving credit facilities and the suspending of its share repurchase program, among other actions to further strengthen its financial position and balance sheet and maintain financial liquidity and flexibility. The Company also announced it is withdrawing its first quarter and full year Fiscal 2021 financial guidance given on its February 26, 2020 earnings conference call. The full text of the Company’s press release is attached hereto as Exhibit 99.1. On March 19, 2020, the Company also announced that while it is evaluating its dividend in the near term, it remains committed to paying its dividends whenever the environment normalizes for the long term.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.         Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99.1	Press Release of The TJX Companies, Inc. dated March 19, 2020.
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Scott Goldenberg
Scott Goldenberg
Chief Financial Officer

Dated:  March 19, 2020